UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2015

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission file number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2015, the Board of Directors of FedEx Corporation (“FedEx”) approved amendments to the Amended and Restated Bylaws of FedEx (the “Bylaws”), effective immediately, as described below.

Article VII, Section 10, which designates the Delaware Chancery Court as the exclusive forum for specific lawsuits, was expanded to specify the federal district court for the District of Delaware as the alternative venue in the event that the Delaware Chancery Court does not have jurisdiction.

The foregoing summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws as adopted and effective as of March 9, 2015. The Amended and Restated Bylaws as adopted and effective as of March 9, 2015, and a copy marked to show changes from the prior Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

SECTION. 9 FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of FedEx Corporation.

3.2	Amended and Restated Bylaws of FedEx Corporation, marked to show amendments effective as of March 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: March 10, 2015	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of FedEx Corporation.

3.2	Amended and Restated Bylaws of FedEx Corporation, marked to show amendments effective as of March 9, 2015.

E-1